Exhibit 99. 1

SPI Solar Acquires Italian EPC Contractor

Solar Green Technologies

Acquisition Immediately Adds 20MW in EPC Revenue through Existing Contracts in Italian Rooftop Solar Market

Roseville, CA, June 28, 2012— SPI Solar (“SPI”) (SOPW:OTCBB), a leading solar developer, today announced that it has acquired 100% of the outstanding shares of Italy-based Solar Green Technologies (“SGT”) from LDK Solar Europe Holdings S.A., a wholly owned subsidiary of LDK Solar Co., Ltd. (“LDK”), and the two founders of SGT for approximately €5 million, primarily comprised of approximately 13,400,533 shares of SPI common stock valued at approximately $0.45 per share, plus approximately $250,000 of cash to the two founders of SGT. SPI believes this acquisition will be financially accretive as SGT’s current book of business and pipeline of projects are currently expected to generate immediate revenue and earnings for SPI both near term and on an ongoing basis. SGT’s current booked pipeline consists of 20MW of rooftop solar installations for the Century program serving as EPC provider for approximately 33 distributed generation systems as well as Epicuro Fund’s 25MW project pipeline for another 30-40 systems.

“The SGT acquisition is a perfect complement to our global growth strategy,” said Stephen Kircher, CEO for SPI Solar. “In addition to providing a base for our business development and EPC activities as we expand our European efforts, SGT’s revenue and profitability goals align seamlessly with SPI’s. More importantly, this acquisition will enable SPI to accelerate our ramp toward our three-year goal of potentially developing approximately 500 megawatts in solar projects per year.”

“We are very happy to be part of the SPI Solar team,” said Angelo Prete, Managing Director of Solar Green Technology. “The combination of our companies provides SPI Solar with an even stronger European presence. From an organizational perspective, we have many complementary resources that we can leverage to extend SPI’s reach throughout Europe and beyond.”

Solar Green Technologies was founded in 2008, and LDK purchased a 70% interest in the company in 2009. From 2008 to 2011, the company installed approximately 22 megawatts, which includes one of the largest rooftop systems in Italy. In addition to its experienced senior management, SGT will bring additional personnel with localized experience in business development and construction management roles. SGT will continue operations in Italy and Europe as a wholly owned subsidiary of SPI.

SPI plans to provide an update to its business outlook following the close of the acquisition when it reports its second-quarter 2012 financial results in August 2012.

About SPI Solar (SOPW:OTCBB):

SPI Solar (“SPI”) (Solar Power, Inc.) is a vertically integrated photovoltaic solar developer offering its own brand of high-quality, low-cost distributed generation and utility-scale solar energy facility development services. Through the Company’s close relationship with LDK Solar Co., Ltd., SPI extends the reach of its vertical integration from silicon to system. From project development, to project financing and to post-construction asset management, SPI delivers turnkey world-class photovoltaic solar energy facilities to its business, government and utility customers. For additional information visit: www.spisolar.com.

Safe Harbor Statement:

This release contains certain “forward-looking statements” relating to the business of Solar Power, Inc., its subsidiaries and the solar industry, which can be identified by the use of forward-looking terminology such as “believes, expects” or similar expressions. The forward-looking statements contained in this press release include statements regarding SPI’s and SGT’s ability to execute its growth plan, meet revenue and sales estimates, enter into formal long-term supply agreements, and market acceptance of products and services. These statements involve known and unknown risks and uncertainties, including, but are not limited to, general business conditions of SPI and SGT, managing growth of SPI and SGT, and political and other business risk. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks and other factors detailed in SPI’s reports filed with the Securities and Exchange Commission. SPI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

For additional information contact:

Jim Pekarsky, CFO

SPI Solar

(415) 590-3803

jpekarsky@spisolar.com

Or

Mike Anderson, Vice President Corporate Communications

SPI Solar

(916) 770-8119

manderson@spisolar.com